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                                                                   EXHIBIT 10.28

October 26, 1999


                              EMPLOYMENT AGREEMENT

         This Employment Agreement ("Agreement") is entered into as of this 15th day of November, 1999 by and Team Communications Group, Inc. ("Company") and Paula Fierman ("Executive"), in connection with Company's engagement of Executive's personal services as Co-President of Team International, a to be formed subsidiary of the Company.

         1.       EMPLOYMENT; DUTIES AND ACCEPTANCE:

                  (a)      Employment by Company.

                  Company hereby engages Executive and Executive hereby agrees to provide to Company services as Co-President of the Company on the terms and conditions of this Agreement. In such capacity Executive will report to, and serve under the direction and subject to the supervision of the Company's Chairman on the Board and Chief Executive Officer. Throughout the Term of this Agreement Executive shall, subject to the provisions contained herein, devote all of her work time to the employment described hereunder, and Executive shall not engage in or participate in the operation or management of, or render any services to, any other business, enterprise or individual, directly or indirectly.

                  (b)      Duties.

                  Executive shall be the primarily responsible for the exploitation of the Company's product in markets outside of the United States and the supervision of all Company subsidiaries and affiliates engaged in the exploitation of product in the international market.

                  (c)      Location of Employment.

                  Executive shall render her services at the Company's principal offices is in Southern California. Executive need not render her duties away from the Company's officer (in Southern California) other than for customary trade shows and sales trips.





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         2.       TERM:

                  The term of Executive's employment hereunder shall be for a period of three (3) years commencing as of November 1, 1999 and ending on December 31, 2002 (the "Term") unless sooner terminated pursuant to Section 7 hereof ("Termination Sections").

         3.       COMPENSATION AND BENEFITS:

                  (a)       Basic Rate.

                  Executive shall be compensated at the annualized rate of $180,000 per annum (the "Base Rate"). The Base Rate will be increased by 4% per annum on the yearly anniversary of this agreement.

                  (b)      Provisions For Payment.

                  Executive's compensation shall be payable in twenty-six (26) bi-weekly payments per year. Such salary shall be less such deductions as shall be required to be withheld by applicable law and regulations and shall be pro-rated for any period that does not constitute a full twelve (12) month period.

                  (c)      Bonus.

                           Employee shall be eligible to participate in all
bonus and profit sharing plans as may be adopted by the Company from time to time.

         4.       PARTICIPATION IN EXECUTIVE BENEFIT PLANS:

                  (a)      Fringe Benefits.

                   Executive shall be permitted during the Term to participate in any group life, medical, hospitalization, dental, and disability plans, to the extent that Executive is eligible under the provisions of such plans, and such benefits are maintained by the Company for executives of the stature and rank of Executive during the Term hereof, each in accordance with the terms and conditions of such plans (collectively referred to herein as "Fringe Benefits").





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                  (b)      Vacation Policy.

                  Executive shall have the right during each year of the term to take an aggregate of three weeks of paid vacation time at such time as may be mutually agreed by the Company and Executive. Notwithstanding anything in any Company manual or policy to the contrary, any unused vacation shall accumulate and Company shall be required to reimburse Executive for such time, at the applicable rate, at the conclusion of the Term.

                  (c)     Expenses.

                  On a monthly basis, Company will reimburse Executive for actual and necessary travel and accommodation costs, entertainment and other business expenses incurred as a necessary part of discharging the Executive's duties hereunder, subject to receipt of reasonable and appropriate documentation by Company. If Executive shall undertake any travel on behalf of the Company, Executive shall be furnished first class airfare on international flights, and business class on transcontinental flights (whether domestic or overseas); provided however, in the event that the travel is for less than two hours, Executive shall be furnished with coach air travel. When traveling, Executive shall be furnished with commensurate living accommodations and expenses.

                  (d)     Car Expense.

                          The Company will reimburse Executive $600 per month
during the term of the agreement for a car allowance.

          5.      OPTIONS:

                  (a)     Grant.

                  As soon as practicable, Employee will be granted options to acquire 30,000 shares of the Company's Common Stock at an exercise price of $ [Insert Current Market Price] per share (the "Options"). The options will be issued pursuant to a standard employee stock option plan, and the options will be subject to dilution upon the issuance of additional shares of common stock pursuant to customary dilution provisions.

                  (b)      Vesting.

                  The Options shall vest as follows: 10,000 after the end of the first year of employment, 10,000 after the end of the second full year of employment, and the final 10,000 options after the end of the third year of employment. All options will expire 90 days after the termination of Executive's employment with the Company.



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         6.       CERTAIN COVENANTS OF EXECUTIVE:

                  Without in any way limiting or waiving any right or remedy accorded to Company or any limitation placed upon Executive by law, Executive agrees as follows:

                  (a)      Confidential Information.

                  Executive agrees that, neither during the Term nor at any time thereafter shall the Executive (i) disclose to any person, firm, or corporation not employed by the Company or its affiliates or subsidiaries (a "Protected Company") or not engaged to render services to any Protected Company or (ii) use for the benefit of himself, or others, any confidential information of any Protected Company obtained by the Executive prior to the execution of this Agreement, during the Term or any time thereafter, including, without limitation, "know-how" trade secrets, details of supplier's, manufacturer's, distributor's contracts, pricing policies, financial data, operational methods, marketing and sales information or strategies, product development techniques or plans or any strategies relating thereto, technical processes, designs and design projects, and other proprietary information of any Protected Company; provided, however, that this provision shall not preclude the Executive from (x) upon advice of counsel, making any disclosure required by any applicable law or
(y) using or disclosing information known generally to the public (other than information known generally to the public as a result of any violation of this
Section 5(a). by or on behalf of the Executive).

                  (b)      Property of Company.

                  Any interest in trademarks, servicemarks, copyrights, copyright applications, patents, patent applications, slogans, developments and processes which the Executive, during the Term, may develop relating to the Business of the Company in which the Company may then be engaged and any memoranda, notes, lists, records and other documents (and all copies thereof) made or compiled by the Executive or made available to the Executive concerning the business of any Protected Company shall belong and remain in the possession of any Protected Company, and shall be delivered to the Company promptly upon the termination of the Executive's employment with Company or at any other time on request.

                  (c)      Conduct after the Term.

                           For a period of two years after the expiration of
this Agreement, Executive shall not induce any Employee of the Company to leave or terminate their employment relationship.




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         7.       TERMINATION:

                  (a)      Termination Upon Death or Disability.

                  If during the Term, Executive should (i) die or (ii) become so physically or mentally disabled whether totally or partially, that Executive is unable to perform the duties, functions and responsibilities required hereunder for (aa) a period of three (3) consecutive months or (bb) shorter periods aggregating to four (4) months within any period of twelve (12) months ("Disability"), then in such event, Company may, at any time thereafter, by 30 days written notice to Executive, terminate Executive's employment hereunder. Executive agrees to submit to reasonable medical examinations upon the reasonable request of Company. The existence of Executive's disability for the purposes of this Agreement shall be determined by a reputable physician selected by Company who is experienced in the relevant field of medicine. If Executive's services are terminated, as aforesaid, Executive or the designated beneficiary of Executive, shall be entitled to receive Executive's salary, accruing as provided herein, accrued share of any bonus for that Fiscal Year (if any such plan shall have been adopted and earned through the date of Executive's termination) and continuing thereafter for an additional period of two (2) months.

                  (b)      By Resignation, or By Company for Cause.

                  If Executive's employment with Company terminates due to her voluntary resignation or if the Company terminates Executive's employment due to Cause (as defined below), Company shall pay Executive all accrued Base Compensation (with no Bonus for the year in which the termination of employment took place), but no other compensation or reimbursement of any kind, including without limitation, severance compensation or the vesting of any unvested Stock Options, and thereafter Company's obligations hereunder shall terminate. "Cause" means (i) willful failure by the Executive to substantially perform her duties hereunder, other than a failure resulting from the Executive's complete or partial incapacity due to physical or mental illness or impairment; (ii) a willful act by the Executive which constitutes misconduct and which is materially injurious to the Company; (iii) a willful breach by the Executive of a material provision of this Agreement after written notice and such breach has not been cured for 10 days; or (iv) a felony conviction or a material and willful violation of a federal or state law or regulation applicable to the business of the Company.




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                  (c)       Termination Without Cause.

                  If Executive's employment is terminated without Cause, subject to Section 7(d) below, the Company shall continue to pay Executive her basic compensation, as well as the executive benefits set forth in Section 3(b) and 3(d), all in accordance with the Company's normal payroll policies, but no other compensation or reimbursement of any kind, including without limitation, severance compensation or the vesting of any unvested stock options, shall be deemed owing.

                  (d)       Duty to Mitigate.

                  In the event that Executive's services to Company are terminated for any reason prior to the completion of the Term hereof, or in the event that Executive terminates this Agreement based upon the Company's material failure to perform its obligations hereunder, Executive shall have a duty to mitigate any damages hereunder and any compensation earned by Executive in any capacity after the date of such termination shall reduce or mitigate the amounts payable by the Company hereunder.

                  (e)       Designation of Beneficiary.

                  The parties hereto agree that Executive shall designate, by written notice to the Company, a beneficiary to receive the payments described in Section 5(a) in the event of her death and the designation of any such beneficiary may be changed by Executive from time to time by written notice to the Company. In the event the Executive fails to designate a beneficiary as herein provided, any payments which are to be made to Executive's designated beneficiary under Section 7(a) shall be made to the Executive's widow, if any, during her lifetime. If Executive has no designees or widow, such payments shall be paid to the Executive's estate.

         8.       EXECUTIVE'S REPRESENTATIONS AND WARRANTIES:

                  (a)      Right to Enter Into Agreement.

                  Executive has the unfettered right to enter into this entire Agreement on all of the terms, covenants and conditions hereof; and Executive has not done or permitted to be done anything which may curtail or impair any of the rights granted to Company herein.

                  (b)      Breach Under Other Agreement or Arrangement.

                  Neither the execution and delivery of this Agreement nor the performance by Executive of any of her obligations hereunder will constitute
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violation or breach of, or a default under, any agreement, arrangement or understanding, or any other restriction of any kind, to which Executive is a party or by which Executive is bound.

                  (c)      Services Rendered Deemed Special, Etc.

                  Executive acknowledges and agrees that the services to be rendered by him hereunder are of a special, unique, extraordinary and intellectual character which gives them peculiar value, the loss of which cannot be adequately compensated for in an action at law and that a breach of any term, condition or covenant hereof will cause irreparable harm and injury to Company and in addition to any other available remedy Company will be entitled to seek injunctive relief.

         9.       USE OF NAME:

                  Company shall have the right during the Term hereof to use Executive's name, biography and approved likenesses in connection with Company's business, including advertising their products and services; and Company may grant such rights to others, but not for use as a direct endorsement.

         10.      ARBITRATION:

                  Any dispute whatsoever arising out of or referable to this Agreement, including, without limitation, any dispute as to the rights and entitlements and performance of the parties under this Agreement or concerning the termination of Executive's employment or of this Agreement or its construction or its validity or enforcement, or as to the arbitrator's jurisdiction, or as to the arbitrability of any such dispute, shall be submitted to final and binding arbitration in Los Angeles, California by and pursuant to the Labor Arbitration Rules of the American Arbitration Association with discovery proceedings pursuant to Section 1283.05 of the California Code of Civil Procedure. The arbitrator shall be entitled to award any relief which might be available at law or in equity, including that of a provisional, permanent or injunctive nature. The prevailing party in such arbitration as determined by the arbitrator, or in any proceedings in respect thereof as determined by the person presiding, shall be entitled to receive its or her reasonable attorneys' fees incurred in connection therewith.

         11.      NOTICES:

                  Any notice, consent or other communication under this Agreement shall be in writing and shall be delivered personally, telexed, sent by facsimile transmission or overnight courier (regularly providing proof of delivery) or sent by registered, certified,





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or express mail and shall be deemed given when so delivered personally, telexed, sent by facsimile transmission or overnight courier, or if mailed two
(2) days after the date of deposit in the United States or Canada mail as follows: to the parties at the following addresses (or at such other address as a party may specify by notice in accordance with the provisions hereof to the other):

                  To Company:

                           Team Communications Group, Inc.
                           12300 Wilshire Boulevard
                           Los Angeles, California 90025
                           Att. Chief Executive Officer
                           Tel: 310-442-3500
                           Fax: 310-442-3501.

                  To Executive:





         12.      COMPLETE AGREEMENT; MODIFICATION AND TERMINATION:

                  This Agreement contains a complete statement of all the arrangements between the parties with respect to Executive's employment by Company, supersedes all existing agreement between them concerning Executive's employment. This Agreement may be amended, modified, superseded or canceled, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right or remedy, nor any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy.

         13.      GOVERNING LAW:

                  This Agreement shall be governed by and construed in accordance with the law of the State of California applicable to agreements entered into and performed entirely within such State.




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         14.      HEADINGS:

                  The headings in this Agreement are solely for the convenience of reference and shall not affect its interpretation.

                  WHEREFORE, the parties hereto have executed this Agreement as of this 2nd day of November, 1999




TEAM COMMUNICATIONS GROUP, INC.



By:  /s/ DREW S. LEVIN
   -------------------------------------------------
    Drew Levin, Chairman and Chief Executive Officer



Agreed to and Accepted:


/s/ PAULA FIERMAN
----------------------------------------------
    Paula Fierman






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